UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported):	March 28, 2005

Vialta, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-32809	94-3337236

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48461 Fremont Boulevard, Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 870-3088

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 2.02. Results of Operations.

     On March 28, 2005, Vialta, Inc. issued a press release announcing results for the fourth quarter and year ended December 31, 2004. A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     Vialta will file a proxy statement and other documents regarding the proposed merger with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be sent to shareholders of Vialta seeking their approval of the merger agreement at a special meeting of shareholders. Shareholders are urged to read the proxy statement and any other relevant document when they become available, because they will contain important information about Vialta, the proposed merger and related matters. Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Vialta with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents may also be obtained free of charge by directing a request to Investor Relations, Vialta, Inc., 48461 Fremont Blvd., Fremont, CA 94538; tel: (510) 870-3088.

     In addition to Vialta, the company’s directors and executive officers may be deemed to be participants in the solicitation from Vialta shareholders of proxies in favor of approval of the merger agreement. Such participants may have interests in the merger, including as a result of holding shares of Vialta common stock or derivative securities, such as stock options, the value of which is related to the price of Vialta common stock. Information regarding the participants and their interests will be contained in the proxy statement to be filed by Vialta with the SEC in connection with the special meeting of shareholders.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release dated March 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIALTA, INC.
Date: March 29, 2005	/s/ Didier Pietri
Its: Chief Executive Officer

VIALTA, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number
99.1	Press Release dated March 28, 2005.